SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/26/1990                                         CONFIDENTIAL
710177032 - 2234420

                          CERTIFICATE OF INCORPORATION
                                       OF
                             ITI ACQUISITION, INC.
                            (A Delaware Corporation)

            FIRST: Name. The name of the Corporation is ITI Acquisition, Inc.

            SECOND: Delaware Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process at such address is Corporation Service Company.

            THIRD: Purpose. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate of Incorporation, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

            FOURTH: Capital Stock. The total number of shares of Common stock which the Corporation shall have authority to issue is 10,000 shares, par value $.01 per share.

            FIFTH: Management of the Affairs of the Corporation. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

                  (1) The election of Directors shall be conducted as provided in the By-Laws, and need not be by written ballot.

                  (2) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

            SIXTH: Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application appointed for this Corporation under the Provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as the consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            SEVENTH: Liability of Directors of the Corporation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorise corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            EIGHTH: Reservation of Right to Amend. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, Directors and officers are subject to this reserved power.

            NINTH: Incorporator. The name and post office address of the sole incorporator are Ronald J. Prague, 885 Third Avenue, New York, New York 10022-4802.

            I, THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have set my hand hereto this 26th day of June, 1990.

                                                /s/ Ronald J. Prague
                                                ------------------------------
                                                Ronald J. Prague, Incorporator


L:L060011RJP

                               State of Delaware
                                                                  PAGE 1
                        Office of the Secretary of State

                        --------------------------------

                                                                    CONFIDENTIAL

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ITI ACQUISITION, INC.", CHANGING ITS NAME FROM "ITI ACQUISITION, INC." TO "INDUSTRIAL TECTONICS BEARINGS CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 1990, AT 9 O'CLOCK A.M.









                              [SEAL]      /s/ Edward J. Freel
                                      -----------------------------------------
                                      Edward J. Freel, Secretary of State

2234420   8100                        AUTHENTICATION: 7646320

950213929                                       DATE: 09-20-95

                                                                 CONFIDENTIAL

                                                                   710200009

                           CERTIFICATE OF AMENDMENT OF THE            FILED
                            CERTIFICATE OF INCORPORATION
                                         OF                        JUL 19 1990
                                ITI ACQUISITION, INC.
                                                                /s/ [Illegible]
                       (Under Section 242 of the Delaware
                             General Corporation Law)         SECRETARY OF STATE

                                                                  [Illegible]

            The undersigned, being the Chairman of the Board and Assistant Secretary, respectively, of ITI Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that:

            1. The name of the Corporation is ITI Acquisition, Inc.

            2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 26, 1990.

            3. This Certificate of Amendment of the Certificate of Incorporation was duly authorized and adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            4. The Amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to change the name of the Corporation to Industrial Tectonics Bearings Corporation.

            5. In order to effect the above-mentioned amendment, Article FIRST of the Certificate of Incorporation is hereby deleted in its entirety and the following Article FIRST substituted and inserted in lieu thereof:

            FIRST: Name. The name of the Corporation is Industrial Tectonics Bearings Corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand this 18 day of July, 1990.

                                                /s/ [Illegible]
                                                -----------------------------
                                                Chairman of the Board


ATTEST:

/s/ [Illegible]
-------------------------
Assistant Secretary